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                                                                 Exhibit j




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated October 12, 1998, on the August 31, 1998 financial statements of SEI Tax-Exempt Trust, included in the Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of SEI Tax-Exempt Trust (File No. 2-76990), and to all references to our Firm included in or made part of Post-Effective Amendment No. 44 to Registration Statement File No. 2-76990.


                                       /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
  December 29, 1998